Exhibit 99.1

Vyant Bio Regains Compliance with Nasdaq Minimum Bid Price Requirement

CHERRY HILL, N.J., November 16, 2022 (GLOBE NEWSWIRE) -- Vyant Bio, Inc. (“Vyant Bio” or “Company”) (Nasdaq: VYNT) is an innovative biotechnology company reinventing drug discovery for complex neurodevelopmental and neurodegenerative disorders. The Company’s proprietary central nervous system (“CNS”) drug discovery platform combines human-derived organoid models of brain disease, scaled biology, and machine learning. Today, Vyant Bio announced that the Company has received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has regained compliance with the minimum bid price requirement (Nasdaq Listing Rule 5550(a)(2)) for continued listing on The Nasdaq Capital Market.

The notice the Company received from Nasdaq on November 16, 2022 noted that the Company evidenced a closing bid price of its shares of common stock at or greater than the $1.00 per share minimum requirement for the last 10 consecutive business days.

ABOUT VYANT BIO, INC.

Vyant Bio, Inc. (“Vyant Bio” or the “Company”) (Nasdaq: VYNT) is an innovative biotechnology company focused on identifying unique biological targets and novel and repurposed therapeutics. Vyant Bio has built a platform of therapeutics seeking to treat neurodevelopmental and neurodegenerative diseases, with current programs targeting Rett Syndrome (“Rett”), CDKL5 Deficiency Disorders (“CDD”), and Parkinson’s Disease. The Company’s approach to drug discovery integrates human-derived biology with artificial intelligence and machine learning technologies to de-risk candidate selection, with the goal of improving the potential effectiveness of drugs discovered earlier in the development cycle. Vyant Bio’s management believes that drug discovery needs to progressively shift to more efficient methods as the widely used models for predicting safe and effective drugs have under-performed, as evidenced by the significant time and cost of bringing novel drugs to patients. By combining sophisticated data science capabilities with highly functional human cell derived disease models, Vyant Bio seeks to leverage its current ability to screen and test therapeutic candidates, and create a unique approach to assimilating data that supports decision making iteratively throughout the discovery phase of drug development to identify both novel and repurposed CNS therapeutic candidates.

For more information, please visit or follow Vyant Bio at:

Internet: www.vyantbio.com

LinkedIn: https://www.linkedin.com/company/vyant-bio

Twitter: @VyantBio

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Vyant Bio, Inc.’s expectations regarding future financial and/or operating results, the efficacy of our drug screening and discovery process, and potential for our services, future revenue or growth in this press release constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in our attempts to discover drug candidates, partner with pharmaceutical and other biotechnology companies, achieve profitability, adapt to the global coronavirus pandemic, raise capital to meet our liquidity needs, and other risks discussed in the Vyant Bio, Inc. Form 10-K for the year ended December 31, 2021, and any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Vyant Bio disclaims any obligation to update these forward-looking statements.

Investor Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 10th Floor

New York, NY 10020 USA

Office: (646) 893-5835 x2

Email: info@skylineccg.com

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